UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 15, 2008

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	000-27261 (Commission File Number)	93-0549963 (I.R.S. Employer Identification Number)

9191 South Jamaica Street, Englewood, CO (Address of principal executive offices)		80112-5946 (Zip Code)

Registrant’s telephone number, including area code: 303-771-0900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2008, Samuel H. Iapalucci announced his intention to retire from his position as Executive Vice President, Secretary and Chief Financial Officer of CH2M HILL, effective April 15, 2008.  Mr. Iapalucci has served as our Chief Financial Officer since 1994 and as our Executive Vice President since 2001.  Mr. Iapalucci has agreed to provide consulting services to CH2M HILL on as needed basis for the foreseeable future.  He will continue to serve as a board member on some of our pending projects.

Ms. M. Catherine Santee, CH2M HILL’s Senior Vice President of Finance and a member of our Board of Directors has been appointed to replace Mr. Iapalucci as our Chief Financial Officer effective April 15, 2008.  Ms. Santee joined CH2M HILL in 1995 as Vice President and Chief Financial Officer for our Environment, Energy & Systems business. In 2000, she was named Senior Vice President and Chief Financial Officer of our Infrastructure & Environment Group. In 2003, Ms. Santee was appointed as Senior Vice President of Finance. Ms. Santee is a member of CH2M HILL’s Board of Directors, and a member of our Board of Managers for the CH2M HILL Handford Group, Inc., one of the firm’s projects for the Department of Energy. Ms. Santee represents CH2M HILL on the Board of Directors of Colorado’s chapter of Junior Achievement.

                                                                                                            SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH2M HILL COMPANIES, LTD.
(Registrant)

Date: February 19, 2008	By:	/s/ Margaret B. McLean
Margaret B. McLean, Chief Legal Officer